SOMMER & SCHNEIDER LLP
                          595 STEWART AVENUE, SUITE 710
                           GARDEN CITY, NEW YORK 11530
                                  ------------
Herbert H. Sommer                                       Telephone (516) 228-8181
Joel C. Schneider                                       Facsimile (516) 228-8211

                                December 6, 2000

Endless Youth Products Ltd.
Bermuda Commercial Bank Building
44 Church Street
Hamilton HM 12 Bermuda

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-4, as amended (SEC File No. 333-50520) (the "Registration Statement") filed by Endless Youth Products Ltd., a newly-formed public limited company organized under the laws of Bermuda ("EYPI-Bermuda"), with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the Common Shares of EYPI-Bermuda to be issued in connection with the transactions contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 5, 2000, among EYPI-Bermuda, Endless Youth Products, Inc., a Nevada corporation ("EYPI-Nevada"), and EYPI Merger Corp., a Nevada corporation and a newly-formed, direct wholly-owned subsidiary of EYPI-Bermuda, which Merger Agreement is described therein and filed as an annex to the Registration Statement.

         We hereby confirm that the discussion set forth under the caption "Material Tax Considerations" in the Registration Statement, insofar as it relates to U.S. law, describes the material U.S. federal income tax considerations relevant to EYPI-Nevada shareholders of the receipt of EYPI-Bermuda Common Shares pursuant to the Merger Agreement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the proxy statement/prospectus included therein. Our consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference we have not certified any part of such Registration Statement or proxy statement/prospectus and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the SEC thereunder.

                                             Very truly yours,

                                             SOMMER & SCHNEIDER LLP


                                             By: /s/ Herbert H. Sommer
                                                ----------------------------
                                                Herbert H. Sommer, Partner